Exhibit 99.1

Saba Announces Second Quarter 2008 Results

Redwood Shores, Calif., January 8, 2008 – Saba Software, Inc. (NASDAQ: SABA), the premier people management software and services provider, today reported financial results for its second quarter of fiscal 2008 ended November 30, 2007.

Second Quarter Results

Total revenues in the second quarter of fiscal 2008 were $26.7 million, a 5% increase from $25.5 million in the first quarter of fiscal 2008 and a 2% increase compared to $26.2 million in the same quarter last year. License revenue in the second quarter of fiscal 2008 was $5.7 million, a 21% increase from $4.7 million in the first quarter of fiscal 2008 and an 18% decrease compared to $6.9 million in the same quarter last year. OnDemand revenue in the second quarter of fiscal 2008 was $4.5 million, a 2% increase from $4.4 million in the first quarter of fiscal 2008 and a 19% increase compared to $3.8 million in the same quarter last year.

On a GAAP basis, net loss was $1.0 million, or a loss of $0.04 per share, in the second quarter of fiscal 2008 compared to a net loss of $1.0 million, or a net loss of $0.04 per share, in the same quarter last year. Cash generated from operations was $1.9 million during the second quarter of fiscal 2008.

On a non-GAAP basis, net income in the second quarter of fiscal 2008 was $0.6 million, or $0.02 per share on a basic and diluted basis, compared to non-GAAP net income of $2.0 million, or $0.07 per share on a basic and diluted basis, in the second quarter of fiscal 2007.

Non-GAAP results are computed by adjusting GAAP results to exclude the amortization of acquisition-related intangibles, stock-based compensation expenses, and the write-down of acquired deferred revenue to fair value. A reconciliation of GAAP to non-GAAP results is included in the financial statements accompanying this press release.

“Our primary goal is profitable growth. In addition, we are focused on generating cash and growing our recurring revenue streams,” said Bobby Yazdani, Chairman and CEO of Saba. “We are making progress toward all these objectives. During the first half of fiscal 2008, we have met our financial milestones and confirm our expectations for GAAP earnings during the second half of fiscal 2008. We grew cash during the quarter and project we will be cash flow positive for the balance of the year. Finally, our recurring revenues are forecasted to grow by over 15% year-over-year and now make up 50% of our total revenues” concluded Mr. Yazdani.

Saba also today announced that George de Urioste has joined the company’s board of directors and will serve as Chairman of the Audit Committee. Mr. de Urioste recently was the COO and CFO of Chordiant Software, a provider of enterprise software for customer service and marketing processes. Previously he had been the Chairman and CEO of Aeroprise, Inc., a private mobile workflow management software company that he co-founded in 2000. Prior to Aeroprise, Mr. de Urioste was the CFO and VP of Finance and Operations for Remedy Corporation, a provider of enterprise software. In his six-year tenure at Remedy, he was a member of the executive team that grew revenues from $2 million to a $200 million run rate. Mr. de Urioste began his career in 1980 as a CPA for Deloitte & Touche.

“It is a pleasure to welcome George to our board of directors and as chairman of our audit committee,” said Yazdani. “We believe that his extensive background and leadership in finance, operations and corporate governance will be particularly valuable as we continue to expand and grow our company.”

Recent Highlights

New Customers

•	Signed new customer contracts and expanded existing relationships with a number of organizations worldwide, including:

National Institute of Health, Poste Italiane, Grupo de Santander, Banamex, QBE Management Services Limited, Companhia Vaie do Rio Doce, Bank of America, C&A, Mitel Networks, ABN AMRO (India), DaimlerChrysler, State of Connecticut, Englishtown, Cisco, Sprint United Management, The Institute of Internal Auditors, Calpine Corporation, JLG Industries, Rockwell Automation, LSI Logic, Booz-Allen Hamilton, Virgin Blue Airlines, Astra Zeneca, Freddie Mac, and Department of Homeland Security/TSA

New Solutions

•

Introduced Saba Compensation, which will enable organizations to move beyond simple “pay-for-performance” practices to drive compensation decisions that are linked to talent and workforce planning strategies. Saba Compensation is scheduled for general availability in the third quarter of 2008.

•

Announced the next generation real-time learning platform, Saba Centra 7.6. This new release enables community-based content creation with an innovative recording studio, extends online learning effectiveness with more accessible hands-on training and drives usage of web conferencing and collaboration through integration with popular business applications. Saba Centra 7.6 is scheduled for limited availability in late January 2008.

•

Announced Saba Workforce Planning, which will provide organizations with the dynamic decision support tools they need to model different organizational scenarios to identify risk and take action. Saba Workforce Planning is scheduled for limited availability in late January 2008.

Alliances

•

Announced an alliance with Sify Technologies Ltd., one of the largest Internet, network and e-commerce services companies in India, to deliver a world-class learning platform and services for customers in India.

•

Announced plans to work with IBM to develop and go-to-market with a unified people management blueprint. This offering will enable organizations to assess their current people management strategy, leverage a roadmap to move to a more integrated approach to talent management and adopt best practice methods and technology to support this model on an ongoing basis. The power of Saba’s unified people management platform combined with IBM’s industry-leading global services expertise will help customers achieve ROI through systems consolidation and a holistic approach to talent management.

•

Announced an alliance with Personnel Decisions International (PDI), a global leader in human resources consulting, to offer PDI’s premier integrated competency architecture on Saba’s people management platform, Saba Enterprise. This integration will allow organizations to build custom competency models to facilitate employee development, growth, promotion and retention.

Achievements/Awards

•

Achieved SAP NetWeaver® platform-based portal integration for Saba Enterprise Suite 5.4. The solution has been proven to integrate with SAP® solutions, enabling Saba Enterprise Suite functionality to be available to users of the SAP NetWeaver Portal Release 6.0 throughout the enterprise.

Other Highlights

•

Concluded the annual Saba-Centra Global Summit user conference, which gathered customers, partners and industry thought leaders who shared strategic Human Capital Management (HCM) insights and learned about new product innovations from Saba that will help them shape the organization of the future.

•

Announced a 12 city North American roadshow entitled, “Best Practices for Effective People Management.” These events will provide attendees with information about how to effectively identify, develop and retain talent to increase ROI and improve organizational productivity. The roadshow will run through mid-February, 2008.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake to update these targets in any way or for any reason.

For its third quarter of fiscal 2008 (February 29, 2008), Saba anticipates total revenues to range from $27 million to $28 million.

Saba anticipates GAAP net earnings per share for its third quarter of fiscal 2008 (February 29, 2008) to range from a net loss of $0.02 to net income of $0.01 on a basic and diluted basis and non-GAAP net earnings per share to range from net income of $0.04 to $0.06 on a basic and diluted basis.

The non-GAAP outlook excludes the estimated non-cash amortization of intangibles and acquired backlog ($1,000,000) and charges related to stock-based compensation expenses ($700,000).

Conference Call

Saba will host a teleconference Tuesday, January 8, 2008, commencing at 2:00 p.m. Pacific Time, to discuss the second quarter financial results. All interested parties may listen by dialing 877-209-0397 or 612-332-0634, access code 899491, or by tuning into the webcast at http://investor.saba.com.

A replay of the call is scheduled to be available by calling 800-475-6701 or 320-365-3844 and entering code 899491, after 5:30 p.m. Pacific Time on January 8, 2008 through 11:59 p.m. Pacific Time on January 22, 2008.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation: statements regarding Saba’s business outlook, including anticipated GAAP revenue and GAAP and non-GAAP per share earnings (loss), non-cash amortization of purchased intangibles, charges related to stock-based compensation expense and amortization of acquired backlog, cash from operations and growth in recurring revenues, as well as statements regarding future releases of Saba’s products and blueprint. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, the success of Saba’s alliances, fluctuation in customer spending, any changes in the length of Saba’s sales cycle, new product offerings or pricing changes introduced by our competitors, technological changes that could make our products less attractive to customers or require a new product development investments, dependence on new product introductions and enhancements in order to meet the changing needs of our customers and markets, and potential software defects. Readers should also refer to the section entitled “Risk Factors” on pages 11 through 21 of Saba’s Annual Report on Form 10-K for the fiscal year ended May 31, 2007 and similar disclosures in subsequent Saba periodic SEC reports. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Legal Notice Regarding Non-GAAP Financial Information

Saba has provided its non-GAAP revenue, net income and net income per share data in this press release as additional information for investors. This measure is not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), is intended to supplement GAAP financial information, and may be different from non-GAAP measures used by other companies. Saba believes that the presentation of non-GAAP financial measures provides useful information to investors regarding its results of operations. Saba believes it also provides an alternative method of assessing Saba’s operating results that Saba believes is focused on its core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of its operating results. In addition, Saba’s management team uses these measures for reviewing its financial results, and for budget and planning purposes.

About Saba

Founded in 1997, Saba (NASDAQ: SABA) is the premier global provider of strategic human capital management (HCM) software and services. Saba’s people management solutions are used by more than 1,200 organizations and over 17 million end users worldwide. Saba’s solutions increase organizational performance by aligning workforce goals with organizational strategy; developing, managing and rewarding their people; and improving collaboration.

Saba product offerings address all aspects of strategic HCM and are available both on-premise and OnDemand (www.saba.com/products). To ensure long-term customer success, our global services capabilities and partnerships provide strategic consulting, comprehensive implementation services, and ongoing worldwide support.

Saba customers include ABN AMRO, Alcatel-Lucent, Bank of Tokyo-Mitsubishi UFJ, BMW, Caterpillar, CEMEX, Cisco Systems, DaimlerChrysler, Dell, Deloitte Touche Tohmatsu, EDS, EMC Corporation, FedEx Kinko’s, Insurance Australia Group, Kaiser Permanente, Lockheed Martin, Medtronic, National Australia Bank, Novartis, Petrobras, Procter & Gamble, Renault, Royal Bank of Scotland, Scotiabank, Singapore Ministry of Finance, Sprint, Standard Chartered Bank, Stanford University, Swedbank, Tata Consultancy Services, Wyndham International, Weyerhaeuser, Underwriters Laboratories, and the U.S. Army and U.S. Navy.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

SABA, the Saba logo, Centra and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	November 30, 2007	May 31, 2007 (A)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,371	$18,088
Restricted cash	500	500
Accounts receivable, net	24,142	20,905
Prepaid expenses and other current assets	2,490	2,767

Total current assets	39,503	42,260
Property and equipment, net	4,524	3,669
Goodwill	38,293	38,293
Purchased intangible assets, net	14,396	16,414
Other assets	1,368	977

Total assets	$98,084	$101,613

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,053	$4,772
Accrued compensation and related expenses	5,582	5,746
Accrued expenses	4,567	5,949
Deferred revenue	26,337	27,886
Current portion of debt and lease obligations	1,491	2,664

Total current liabilities	44,030	47,017
Deferred revenue	2,363	1,598
Other long-term liabilities	1,293	—
Accrued rent	2,673	2,769
Debt and lease obligations, less current portion	470	2,328

Total liabilities	50,829	53,712
Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	254,121	251,408
Treasury stock	(232)	(232)
Accumulated deficit	(206,722)	(203,333)
Accumulated other comprehensive loss	59	29

Total stockholders’ equity	47,255	47,901

Total liabilities and stockholders’ equity	$98,084	$101,613

(A)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended November 30,		Six months ended November 30,
	2007	2006(A)	2007	2006(A)
Revenues:
License	$5,704	$6,916	$10,434	$13,104
License updates and product support	8,950	7,699	17,767	14,706
OnDemand	4,503	3,784	8,930	7,333
Professional services	7,575	7,798	15,053	14,213

Total revenues	26,732	26,197	52,184	49,356

Cost of revenues:
Cost of license	225	562	421	777
Cost of license updates and product support	2,154	2,125	4,375	4,114
Cost of OnDemand	1,587	1,090	3,218	2,232
Cost of professional services	5,164	5,074	10,578	10,048
Amortization of acquired developed technology	295	295	589	589

Total cost of revenues	9,425	9,146	19,181	17,760

Gross profit	17,307	17,051	33,003	31,596
Operating expenses:
Research and development	4,015	4,517	8,222	8,749
Sales and marketing	10,436	9,510	19,703	18,554
General and administrative	3,284	3,144	7,090	6,136
Amortization of purchased intangible assets	634	634	1,269	1,269

Total operating expenses	18,369	17,805	36,284	34,708

Loss from operations	(1,062)	(754)	(3,281)	(3,112)
Interest expense and other, net	160	(117)	141	(186)

Loss before provision for income taxes	(902)	(871)	(3,140)	(3,298)
Provision for income taxes	132	135	250	300

Loss after provision for income taxes	$(1,034)	$(1,006)	$(3,390)	$(3,598)

Basic and diluted net loss per share	$(0.04)	$(0.04)	$(0.12)	$(0.13)

Shares used in computing basic and diluted net loss per share	29,003	28,517	28,931	28,363

(A)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

Saba Software, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(Unaudited)

The following table reflects Saba’s non-GAAP results reconciled to GAAP results as included in this release.

	Three months ended November 30,		Six months ended November 30,
	2007	2006	2007	2006
GAAP net loss	$(1,034)	$(1,006)	$(3,390)	$(3,598)
Plus:
Fair value adjustment to deferred revenue	9	1,504	21	3,694
Stock-based compensation expense	595	499	1,924	1,007
Amortization of acquired developed technology and purchased intangible assets	1,009	1,009	2,018	2,018

Non-GAAP net income	$579	$2,006	$573	$3,121

Net income (loss) per share
GAAP net loss per share	$(0.04)	$(0.04)	$(0.12)	$(0.13)
Plus:
Fair value adjustment to deferred revenue	0.00	0.05	0.00	0.13
Stock-based compensation expense	0.02	0.02	0.07	0.04
Amortization of acquired developed technology and purchased intangible assets	0.03	0.04	0.07	0.07

Non-GAAP net income per share	$0.02	$0.07	$0.02	$0.11

Weighted average shares used to compute net income (loss) per share:
Basic	29,003	28,517	28,931	28,363

Diluted	29,360	29,272	29,397	29,356

Non-GAAP Financial Information:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Saba uses non-GAAP financial measures. These measures are the result of adjustments made to exclude certain charges and expenses for which the company believes that the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. The company believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results. In addition, the presentation allows investors to see how management views the operating performance of the company. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or as a substitute for results prepared in accordance with U.S. generally accepted accounting principles.

The adjustments and the basis for their exclusion are as follows:

Fair Value Adjustment to Deferred Revenue

The company includes revenue associated with Centra Software, Inc. deferred revenue that was excluded as a result of purchase accounting adjustments to fair value, as required by GAAP, as management believes that it is reflective of ongoing operating results.

Stock-based Compensation Expense

The company’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for the issuance of stock options and purchases of common stock under its Employee Stock Purchase Plan, which Saba began recording under SFAS 123(R) in the first quarter of fiscal 2007. The Company excludes share-based compensation expenses from our non-GAAP financial measures because the company believes that the information is not a meaningful indicator of the Company’s operating performance. Weighted average dilutive shares is computed using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

Amortization of Acquired Developed Technology and Purchased Intangible Assets

As a result of various acquisitions of companies and technologies, the company has incurred charges for amortization of acquired developed technology and purchased intangible assets and amortization of acquired backlog that resulted in a reduction of revenue. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business. Additionally, management believes that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

Contact:

Mike Martini

Chief Financial Officer

Saba Software, Inc.

+1-650-581-2500

mmartini@saba.com

David Lebedeff

Vice President Investor Relations

Saba Software, Inc.

+1-650-696-1090

dlebedeff@saba.com